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As filed with the Securities and Exchange Commission on July 13, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	06-1724014 (IRS Employer Identification No.)

154 Avenue E, Bayonne, New Jersey (Address of principal executive offices)	07002 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-124228

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.    Description of Registrant's Securities to be Registered.

        For a description of the common stock, par value $0.01 per share ("Common Stock"), of Maidenform Brands, Inc. (the "Registrant") to be registered hereunder, reference is made to the information set forth under the caption "Description of capital stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-124228), originally filed with the Securities and Exchange Commission on April 21, 2005, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits.

        The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
3.1(a)	*	Amended and Restated Certificate of Incorporation
3.1(b)	*	Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.1(c)	*	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.2	*	Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of the offering
3.3	*	Bylaws
3.4	*	Form of Bylaws to be in effect upon the closing of the offering
4.1	*	Specimen Common Stock certificate
4.2	*	Amended and Restated Stockholders' Agreement dated as of July 8, 2005
4.3	*	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions defining the rights of holders of common stock of the registrant

*
Incorporated herein by reference to the identically numbered exhibit in the Registrant's Registration Statement on Form S-1 (File No. 333-124228).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MAIDENFORM BRANDS, INC. (Registrant)
Date: July 13, 2005
	By:	/s/ DORVIN D. LIVELY Name: Dorvin D. Lively Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
3.1(a)	*	Amended and Restated Certificate of Incorporation
3.1(b)	*	Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.1(c)	*	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.2	*	Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of the offering
3.3	*	Bylaws
3.4	*	Form of Bylaws to be in effect upon the closing of the offering
4.1	*	Specimen Common Stock certificate
4.2	*	Amended and Restated Stockholders' Agreement dated as of July 8, 2005
4.3	*	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions defining the rights of holders of common stock of the registrant

*
Incorporated herein by reference to the identically numbered exhibit in the Registrant's Registration Statement on Form S-1 (File No. 333-124228).

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SIGNATURE
EXHIBIT INDEX